Exhibit 99

Vishay Reports Results for Third Quarter 2009

  Revenues for Q3 2009 were $525 million or $65 million higher compared to Q2 2009
  Net earnings of $0.01 per fully diluted share, adjusted net earnings of $0.03
  Fixed costs reduced by $173 million YTD September 2009 compared to the same period 2008
  Cash generated from operations YTD September 2009 was $179 million and capital expenditures were $26 million
  Inventories at distribution down by 10% compared to Q2 2009

MALVERN, Pa.--(BUSINESS WIRE)--October 27, 2009--Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE:VSH), announced today that revenues for the fiscal quarter ended September 26, 2009 were $525.3 million, compared to $739.1 million for the fiscal quarter ended September 27, 2008. Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 26, 2009 were $2.3 million, or $0.01 per diluted share, compared to a net loss attributable to Vishay stockholders of $301.3 million, or $1.62 per share for the fiscal quarter ended September 27, 2008.

Revenues for the nine fiscal months ended September 26, 2009 were $1,435.1 million, compared to $2,246.8 million for the nine fiscal months ended September 27, 2008. The net loss attributable to Vishay stockholders for the nine fiscal months ended September 26, 2009 was $85.7 million, or $0.46 per share, compared to a net loss attributable to Vishay stockholders of $1,079.9 million, or $5.79 per share for the nine fiscal months ended September 27, 2008.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 26, 2009 were impacted by restructuring and severance costs of $3.5 million. This item and its related tax effect had a negative $0.02 per share effect on the net earnings attributable to Vishay stockholders.

The net loss attributable to Vishay stockholders for the fiscal quarter ended September 27, 2008 was impacted by restructuring and severance costs of $6.8 million, impairment of goodwill and indefinite-lived intangible assets of $357.9 million, and costs associated with the terminated tender offer to acquire International Rectifier of $4.0 million. These items and their related tax effect had a negative $1.79 per share effect on the net earnings (loss) attributable to Vishay stockholders.

The net loss attributable to Vishay stockholders for the nine fiscal months ended September 26, 2009 was impacted by pretax charges for restructuring and severance costs of $34.5 million and for an amended executive compensation agreement of $57.8 million, partially offset by a gain of $28.2 million on settlement of matters related to the acquisition of International Rectifier’s Power Control Systems business. These items and their related tax effects had a negative $0.31 per share effect on the net loss attributable to Vishay stockholders.

The net loss attributable to Vishay stockholders for the nine fiscal months ended September 27, 2008 was impacted by pretax charges for goodwill impairment of $1,157.9 million, restructuring and severance costs of $34.0 million, related asset write-downs of $4.2 million, and $9.9 million of tax expense associated with the repatriation of cash from certain non-U.S. subsidiaries. Including the tax effects of the pretax charges, these items had a negative $6.09 per share effect on earnings (loss) from continuing operations. The net loss for the nine fiscal months ended September 27, 2008 also included a loss on discontinued operations of $42.1 million, or $0.23 per share.

As previously disclosed, the results of operations for the fiscal quarter and nine fiscal months ended September 27, 2008 have been recast to include the retrospective effects of FSP APB 14-1. The retrospective application of this FSP decreased the previously reported loss from continuing operations for the quarter by $11.5 million ($0.06 per share) and increased the previously reported loss from continuing operations for the nine fiscal months ended September 27, 2008 by $0.8 million ($0.01 per share), respectively.

Commenting on the results for the third quarter 2009, Dr. Paul stated, “Vishay is experiencing a recovery across all geographies, all markets and all sales channels. The book-to-bill for Vishay was 1.11 and for each of our businesses was above one. We again reduced our inventories, by 5% compared to the previous quarter. Our distributors reduced their inventories of our products by 10%; the inventory turns at distribution were 3.7 for the third quarter. In the third quarter cash generated from operations was $110 million and capital expenditures were $8 million. We expect capital expenditures of below $55 million for the full year 2009.”

Dr. Paul continued, “Since the economic crisis has begun, we have over the last 12 months reduced fixed costs by 20%, most of it permanently. In the same time frame, we also have generated $255 million cash from operations while we had capital expenditures of $79 million. This quarter we regained profitability. We look ahead with great confidence: we are recognized as a market leader; our total long term debt was $349 million, of which $105 million are due only in 93 years, and our cash was $508 million; we have lowered our break-even point by $500 million. We are well positioned to participate in the upturn generating better results than before the crisis. Due to our strong record of generating cash we will be able to return to our strategy of synergetic acquisitions.”

Commenting on the outlook for the fourth quarter 2009, Dr. Paul concluded, “We anticipate revenues of between $530 to $570 million and improved results.”

Commenting on the Company's business, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, "In light of challenging economic conditions we are proud of our strong cash generation and operating improvements. These improvements will position Vishay’s electronic components business to take advantage of the economic recovery.”

Dr. Zandman continued, “In 2010 Vishay intends to spin off its Precision Group consisting of the following product lines: strain gages (Micromeasurement), load cells, load cell based systems and ultra precision foil resistors. The Precision Group is planned to be spun off into a publicly traded company as a tax free dividend to its shareholders.”

As mentioned above, in a separate press release Vishay today announced its intention to spin-off its measurements and foil resistor businesses into an independent, publicly-traded company to be named Vishay Precision Group, Inc.

A conference call to discuss third quarter financial results and the potential spin-off of the measurements business is scheduled for Tuesday, October 27, 2009 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #31326515.

There will be a replay of the conference call from 10:00 AM ET on Tuesday, October 27, 2009 through 11:59 PM ET on Sunday, November 1, 2009. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #31326515.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, cash generation, capital expenditures, cost reduction, business recovery, acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current recessionary environment and the pace of economic recovery; difficulties in implementing our cost reduction strategies; difficulties in identifying suitable acquisition candidates; difficulties in new product development; changes in foreign currency exchange rates; competition and technological changes in our industries; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended
	September 26,	June 27,	September 27,
	2009	2009	2008
			as recast (a)

Net revenues	$525,304	$460,258	$739,092
Costs of products sold	420,937	381,484	579,591
Gross profit	104,367	78,774	159,501
Gross margin	19.9%	17.1%	21.6%

Selling, general, and administrative expenses	89,667	83,752	112,844
Restructuring and severance costs	3,478	12,090	6,849
Impairment of goodwill	-	-	357,917
Terminated tender offer expenses	-	-	4,000
Settlement agreement gain	-	(28,195)	-
Executive employment agreement charge	-	57,824	-
Operating income (loss)	11,222	(46,697)	(322,109)
Operating margin	2.1%	-10.1%	-43.6%

Other income (expense):
Interest expense	(2,626)	(2,787)	(6,942)
Other	327	(5,510)	6,853
Total other income (expense) - net	(2,299)	(8,297)	(89)

Income (loss) from continuing operations before taxes	8,923	(54,994)	(322,198)

Income taxes	6,414	3,715	(21,007)

Income (loss) from continuing operations, net of tax	2,509	(58,709)	(301,191)

Loss from discontinued operations, net of tax	-	-	-

Net earnings (loss)	2,509	(58,709)	(301,191)

Less: net earnings attributable to noncontrolling interests	186	156	144

Net earnings (loss) attributable to Vishay stockholders	$2,323	$(58,865)	$(301,335)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$0.01	$(0.32)	$(1.62)
Discontinued operations	$-	$-	$-
Net earnings (loss)	$0.01	$(0.32)	$(1.62)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$0.01	$(0.32)	$(1.62)
Discontinued operations	$-	$-	$-
Net earnings (loss)	$0.01	$(0.32)	$(1.62)

Weighted average shares outstanding - basic	186,636	186,586	186,425

Weighted average shares outstanding - diluted	186,824	186,586	186,425

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$2,323	$(58,865)	$(301,335)
Discontinued operations, net of tax	-	-	-
Net earnings (loss)	$2,323	$(58,865)	$(301,335)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Nine fiscal months ended
	September 26,	September 27,
	2009	2008
		as recast (a)

Net revenues	$1,435,073	$2,246,769
Costs of products sold	1,183,908	1,735,086
Gross profit	251,165	511,683
Gross margin	17.5%	22.8%

Selling, general, and administrative expenses	260,873	352,928
Restructuring and severance costs	34,501	33,960
Asset write-downs	-	4,195
Impairment of goodwill	-	1,157,917
Terminated tender offer expenses	-	4,000
Settlement agreement gain	(28,195)	-
Executive employment agreement charge	57,824	-
Operating income (loss)	(73,838)	(1,041,317)
Operating margin	-5.1%	-46.3%

Other income (expense):
Interest expense	(8,277)	(31,939)
Other	7,700	11,328
Total other income (expense) - net	(577)	(20,611)

Income (loss) from continuing operations before taxes	(74,415)	(1,061,928)

Income taxes (b)	10,839	(25,028)

Income (loss) from continuing operations, net of tax	(85,254)	(1,036,900)

Loss from discontinued operations, net of tax	-	(42,136)

Net earnings (loss)	(85,254)	(1,079,036)

Less: net earnings attributable to noncontrolling interests	415	891

Net earnings (loss) attributable to Vishay stockholders	$(85,669)	$(1,079,927)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.46)	$(5.57)
Discontinued operations	$-	$(0.23)
Net earnings (loss)	$(0.46)	$(5.79)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.46)	$(5.57)
Discontinued operations	$-	$(0.23)
Net earnings (loss)	$(0.46)	$(5.79)

Weighted average shares outstanding - basic	186,594	186,380

Weighted average shares outstanding - diluted	186,594	186,380

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$(85,669)	$(1,037,791)
Discontinued operations, net of tax	-	(42,136)
Net earnings (loss)	$(85,669)	$(1,079,927)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

(b) Income taxes for the nine fiscal months ended September 27, 2008 includes $9.9 million of additional expense associated with repatriation of cash from non-U.S. subsidiaries.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 26,	December 31,
	2009	2008
Assets	(unaudited)	as recast (a)
Current assets:
Cash and cash equivalents	$507,882	$324,164
Accounts receivable, net	304,332	311,197
Inventories:
Finished goods	120,014	173,280
Work in process	200,663	211,320
Raw materials	126,964	153,419
Total inventories	447,641	538,019

Deferred income taxes	14,056	15,251
Prepaid expenses and other current assets	102,781	139,903
Total current assets	1,376,692	1,328,534

Property and equipment, at cost:
Land	99,400	98,827
Buildings and improvements	524,712	508,579
Machinery and equipment	2,150,772	2,091,124
Construction in progress	43,239	80,857
Allowance for depreciation	(1,765,824)	(1,617,225)
	1,052,299	1,162,162

Intangible assets, net	160,845	177,782

Other assets	143,728	147,482
Total assets	$2,733,564	$2,815,960

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 26,	December 31,
	2009	2008
	(unaudited)	as recast (a)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$608	$11,293
Trade accounts payable	98,644	104,608
Payroll and related expenses	103,645	117,197
Other accrued expenses	168,665	191,086
Income taxes	13,083	24,901
Current portion of long-term debt	26,875	13,044
Total current liabilities	411,520	462,129

Long-term debt less current portion	321,933	333,631
Deferred income taxes	17,057	18,842
Deferred grant income	2,776	3,143
Other liabilities	155,314	123,207
Accrued pension and other postretirement costs	322,292	325,112
Total liabilities	1,230,892	1,266,064

Equity:
Vishay stockholders' equity
Common stock	17,228	17,220
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,317,300	2,315,851
Retained earnings (accumulated deficit)	(951,286)	(865,617)
Accumulated other comprehensive income	112,844	75,969
Total Vishay stockholders' equity	1,497,521	1,544,858
Noncontrolling interests	5,151	5,038
Total equity	1,502,672	1,549,896
Total liabilities and equity	$2,733,564	$2,815,960

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	September 26,	September 27,
	2009	2008
		as recast (a)
Continuing operating activities
Net earnings (loss)	$(85,254)	$(1,079,036)
Adjustments to reconcile net earnings (loss) to net cash provided by continuing operating activities:
Loss on discontinued operations, net of tax	-	42,136
Impairment of goodwill, net of tax	-	1,098,796
Depreciation and amortization	169,578	167,762
Loss (gain) on disposal of property and equipment	51	(3,217)
Accretion of interest on convertible notes	-	13,221
Asset write-downs	-	4,195
Inventory write-offs for obsolescence	22,301	22,805
Deferred grant income	(529)	(1,166)
Other	(8,621)	3,410
Changes in operating assets and liabilities, net of effects of businesses acquired	81,114	(76,826)
Net cash provided by continuing operating activities	178,640	192,080

Continuing investing activities
Purchase of property and equipment	(26,295)	(99,074)
Proceeds from sale of property and equipment	2,231	10,894
Purchase of businesses, net of cash acquired or refunded	28,195	(73,924)
Other investing activities	300	450
Net cash provided by (used in) continuing investing activities	4,431	(161,654)

Continuing financing activities
Principal payments on long-term debt and capital lease obligations	(15,058)	(501,701)
Proceeds of long-term debt, net of issuance costs	15,000	123,379
Net proceeds (repayment) of revolving credit lines	-	125,000
Net changes in short-term borrowings	(10,702)	1,570
Distributions to noncontrolling interests	(302)	(841)
Proceeds from stock options exercised	-	172
Net cash used in continuing financing activities	(11,062)	(252,421)
Effect of exchange rate changes on cash and cash equivalents	14,896	5,673
Net increase in cash and cash equivalents from continuing activities	186,905	(216,322)

Net cash used by discontinued operating activities	(3,187)	(10,382)
Net cash provided by discontinued investing activities	-	1,430
Net cash used by discontinued financing activities	-	-
Net cash used by discontinued operations	(3,187)	(8,952)

Net increase in cash and cash equivalents	183,718	(225,274)

Cash and cash equivalents at beginning of period	324,164	537,295
Cash and cash equivalents at end of period	$507,882	$312,021

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi, Executive Vice President
and Chief Financial Officer
or
Peter G. Henrici, Senior Vice President
Corporate Communications
+1-610-644-1300